Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 27th day of May, 2021.

/s/ Ido Nouberger /s/ Victor Shamrich
Harmony Base, Limited Partnership
By: Value Base Hedge Fund Ltd. acting as the general partner
Name: Ido Nouberger Victor Shamrich
Title: Director of GP Director of GP

/s/ Ido Nouberger /s/ Victor Shamrich
Value Base Hedge Fund Ltd.

By: Ido Nouberger Victor Shamrich
Title: Director Director

/s/ Ido Nouberger /s/ Victor Shamrich
Value Base Ltd.

By: Ido Nouberger Victor Shamrich
Title: CEO Chairman